                                                               Exhibit No. 3(ii)

                                   RESTATED

                                   BY-LAWS

                                      OF

                     MISSISSIPPI VALLEY BANCSHARES, INC.

                         (Restated on April 15, 1998)


                                  ARTICLE I
                                  ---------

                                   Offices

      The principal office of the corporation shall be located at such place either within or without the State of Missouri as the Board of Directors may from time to time designate. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.

      The location of the registered office of the corporation and the name of the corporation's registered agent in the State of Missouri shall be as determined from time to time by the Board of Directors and as filed in the manner provided by law.

                                  ARTICLE II
                                  ----------

                                 Shareholders

      Section 1. Annual Meeting:  The annual meeting of the shareholders shall
      -------------------------
be held at a date and time in April each year, to be chosen by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

      Section 2.  Special Meetings:  Special meetings of the shareholders may
      ----------------------------
be called at any time by the Chairman of the Board of Directors (if any), by the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote at such meeting, by giving notice thereof in the manner hereafter provided.

      Section 3.  Place of Meeting:  The Board of Directors may designate
      ----------------------------
any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. The shareholders may designate any place, either within or without the State of Missouri, as the place of any meeting called by the shareholders. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

      Section 4.  Notice of Meetings:  Written or printed notice stating the
      ------------------------------
place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board (if any), the President, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

      Section 5.  Closing of Transfer Books or Fixing of Record Date:  The
      --------------------------------------------------------------
Board of Directors of the corporation may close its stock transfer books for a period not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change, exchange or conversion of shares shall be effective; or, in lieu of closing the stock transfer books, may fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or for the allotment of rights, or the date when any change, exchange or conversion of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or any such allotment of rights, or to exercise rights in respect of any such change, exchange or conversion of shares; and only the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, in the event of an exchange, change or conversion of shares, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to notice of, and to vote as hereinabove provided, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment thereof, except as otherwise provided by statute.

      Section 6.  Voting Lists:  At least ten days before each meeting of
      ------------------------
shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

      Section 7.  Quorum:  A majority of the outstanding shares of the
      ------------------
corporation, entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a specified date not longer

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than ninety days after such adjournment.  Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by law.

      Section 8.  Proxies:  At all meetings of shareholders, a shareholder may
      -------------------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      Section 9.  Voting of Shares:  Except as hereinafter provided, each
      ----------------------------
outstanding share of capital stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

      Section 10.  Voting of Shares by Certain Holders:  Shares standing in
      ------------------------------------------------
the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Section 11.  No Cumulative Vote:  Shareholders of the Corporation shall
      -------------------------------
not have the right to cumulative voting in the election of Directors.

      Section 12.  Actions of Shareholders Without a Meeting:  Any action
      ------------------------------------------------------
required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held and may be stated as such in any certificate or document filed under the laws of Missouri pertaining to business corporations. The Secretary shall file such consents with the minutes of the meetings of the shareholders.


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      Section 13.  Inapplicability of Control Share Acquisition Statute:
      -----------------------------------------------------------------
Section 351.407 of The General and Business Corporation Law of Missouri, as amended, sometimes known as the Missouri "control share acquisition" statute, (Sec.351.407, RSMo 1986) shall not apply to "control share acquisitions" of shares of this Corporation, as such term is defined in The General and Business Corporation Law of Missouri.

                                 ARTICLE III
                                 -----------

                                  Directors

      Section 1.  General Powers:  The property, business and affairs of the
      --------------------------
Corporation shall be controlled and managed by its Board of Directors.

      Section 2.  Number, Tenure and Qualifications:  The number of directors
      ---------------------------------------------
to constitute the board of directors of the corporation shall be as set forth in the Articles of Incorporation. If the Articles of Incorporation provide for a board of directors of at least three, and permit the number of directors to be changed from time to time as provided in the by-laws, the shareholders or the Board of Directors may at any time, and from time to time, change the number of directors to constitute the Board of Directors (to any number not less than three nor more than any maximum number permitted by the Articles of Incorporation) by adopting a resolution fixing the new number of directors to constitute the Board of Directors, provided that any notice of such change required by law is duly given.

      The term of office of each director shall be three years, and as nearly as practicable, taking into account increases or decreases in the number of directors constituting the Board of Directors, one-third of the Board of Directors shall be elected each year at the annual meeting, the directors so elected filling the place of retiring directors. In the event of a change in the number of directors, the resolution effectuating such change shall specify the years in which the terms of the directorships thereby created shall first expire. Vacancies occurring in the Board of Directors, including vacancies due to an increase in the number of directors, may be filled by the directors then in office. Any director may succeed himself or herself.

      Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified; and may be removed in the manner provided by law.

      No person may be elected to serve as a member of the Board of Directors of the corporation if such person's seventieth birthday will occur within one year after the date of such election. The term as a director of each member of the Board of Directors shall automatically terminate on the date of the first annual meeting of shareholders of the corporation that occurs after the seventieth birthday of such director, whether or not such director's term of office would otherwise expire on the date of such annual meeting. A person may, however, serve as an advisory director of the corporation after his or her seventieth birthday.

      Section 3.  Regular Meetings:  A regular or annual meeting of the Board
      ----------------------------
of Directors shall be held without other notice than this by-law, immediately after, and at the same place, as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the

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
time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than the giving of notice of such resolution to all directors.

      Section 4.  Special Meetings:  Special Meetings of the Board of
      ----------------------------
Directors may be called by or at the request of the Chairman of the Board (if any), the President or any one or more of the directors, by giving notice thereof in the manner hereinafter provided. The person or persons calling such meeting may fix any place either within or without the State of Missouri as the place for holding such special meeting.

      Section 5.  Notice:  Notice of any special meeting, stating the place,
      ------------------
date and time of the meeting shall be given at least three days previously thereto by written notice delivered to each director either personally or by mail or telegram to his residence or usual place of business; provided, however, that if the designated meeting place is without the State of Missouri, an additional three days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid; provided, that if the place of mailing is without the State of Missouri, the notice shall be deemed to be delivered on the second business day after such deposit. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

      Section 6.  Quorum:  A majority of the full Board of Directors from time
      ------------------
to time constituted shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time to a specified date not longer than 30 days from the last adjournment without further notice.

      Section 7.  Manner of Acting:  The act of the majority of the directors
      ----------------------------
present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

      Section 8.  Vacancies:  Vacancies on the Board of Directors and newly
      ---------------------
created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, until the election of directors at the next annual meeting of the shareholders.

      Section 9.  Actions of Board of Directors Without A Meeting:  Any action
      -----------------------------------------------------------
which is required to be or may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors or committee members, as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held, and may be stated as such in any certificate or document under the laws of Missouri pertaining to business

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
corporations. The secretary shall file the consents with the minutes of the meetings of the board of directors or committee, as the case may be.

      Section 10.  Committees:  The Board of Directors by resolution adopted
      -----------------------
by a majority of the whole Board may designate two or more directors to constitute a committee of the Board of Directors, which committee shall meet at frequent or regular intervals as determined by resolutions from time to time adopted by the Board, and shall have and exercise, to the extent provided in such resolutions, all of the authority of the Board of Directors in the management of the Corporation; provided, however, that: (i) such committee shall report all of its decisions and actions to the Board of Directors at the next meeting of the Board of Directors thereafter occurring;
(ii) each such committee shall at all times be subject to the general supervision and control of the Board of Directors; (iii) members of any such committee may be removed, and new members appointed, at any time by the majority vote of the whole Board; (iv) only the full Board may approve an amendment to the Articles of Incorporation, a merger, a consolidation, the sale of all or substantially all the assets of the Corporation, or the dissolution of the Corporation; and (v) the designation of any such committee and the delegation thereto of the authority herein provided shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon such Board, or upon any individual member thereof, by law. A quorum of a committee of the Board of Directors shall be a majority of the full number of directors constituting the committee, and the act of at least a majority of the full number of directors constituting such committee shall be the act of the committee.

      Section 11.  Advisory Directors:  The Board of Directors may from time
      -------------------------------
to time appoint advisory directors, who shall serve at the pleasure of the Board of Directors.

      Advisory directors shall have no voting power and no legal authority, responsibility or liability as directors or officers of the corporation, and shall not be counted in determining the presence of a quorum.

      Unless otherwise determined by the Board of Directors, advisory directors shall be invited to attend all meetings of the Board of Directors and of such committees, if any, as the Board may determine. Advisory directors may be paid fees determined by the Board of Directors for attendance at meetings of the Board and any committees on which they serve.

      Advisory directors shall be indemnified by the corporation to the same extent as they would be entitled to indemnity if they were directors of the corporation.

                                  ARTICLE IV
                                  ----------

                                   Officers

      Section 1.  Number:  The officers of the corporation shall be a
      ------------------
President, who shall be chosen from the members of the Board of Directors, a Secretary, and such other officers as may be elected in accordance with the provisions of this Article. The Board of Directors, by resolution, may also elect as officers a Chairman of the Board, a Treasurer, one or more Vice

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
Presidents, and one or more Assistant Treasurers and Assistant Secretaries. Any two or more offices may be held by the same person.

      All officers and other agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided herein, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

      Section 2.  Election and Term of Office:  The officers of the
      ---------------------------------------
corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 3.  Removal:  Any officer or agent elected or appointed by the
      -------------------
Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Removal shall be effected automatically by the election of a successor to such office or position.

      Section 4.  Vacancies:  A vacancy in any office may be filled by the
      ---------------------
Board of Directors for the unexpired portion of the term.

      Section 5.  Chief Executive Officer:  The powers of the chief executive
      -----------------------------------
officer of the corporation shall be vested in the President, unless the Chairman of the Board has previously been designated by the Board of Directors to be the chief executive officer of the corporation or to have the powers of the chief executive officer co-extensively with the President, and such designation has been filed in writing with the Secretary of State and such notice attested to by the Secretary of the corporation. If the powers of the chief executive officer shall be vested solely in the Chairman of the Board, the President shall be subordinate only to the Chairman of the Board and shall be the chief operating officer of the corporation and shall be in charge of, and exercise general supervisory control over, all operating phases and departments of the corporation.

      The President shall preside at all meetings of the shareholders and of the Board of Directors, unless there shall be a Chairman of the Board, in which case the President shall preside in the absence or with the consent of the Chairman of the Board.

      The chief executive officer of the corporation may execute, either alone or with any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, deeds, mortgages, bonds, notes, contracts, or any other instruments for and in the name of the corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. The chief executive officer shall also, unless the Board otherwise provides, be ex officio a member of all standing committees. In general, the chief executive officer shall perform all duties usually vested in the chief executive officer of a corporation and such other duties as may be prescribed from time to time by the Board of Directors.

      Section 6.  Vice President:  If one or more Vice Presidents shall be
      --------------------------
elected, and if one of such Vice Presidents be designated by the Board as Executive Vice President, such Executive Vice President, in the absence of the President, or in the event of his inability or refusal to act, shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. If there shall be no Executive Vice President or if there shall be an Executive Vice President and he shall be absent, then the Vice President who shall have been first elected by the Board of Directors at the last annual meeting of the Board (and the order of the names of such Vice Presidents, as they appear in the minutes of such Annual Meeting of the Board, shall be conclusive as to which Vice President shall have been first elected), shall perform the duties of the President in the event of the latter's absence, inability or refusal to act. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the chief executive officer or the Board of Directors or the Executive Committee.

      Section 7.  The Treasurer:  If required by the Board of Directors, the
      -------------------------
Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; keep or cause to be kept all books of account and accounting records of the corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors or the Executive Committee.

      Section 8.  The Secretary:  The Secretary shall keep the minutes of the
      -------------------------
shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; sign with the President, or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors or by the Executive Committee.

      Section 9.  Assistant Treasurers and Assistant Secretaries: The
      ----------------------------------------------------------
Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The

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
Assistant Treasurers and Assistant Secretaries shall perform the duties of the Treasurer and Secretary respectively, in their absence, and shall perform such other duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors or the Executive Committee.

      Section 10.  Salaries:  The salaries of the officers shall be fixed from
      ---------------------
time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                  ARTICLE V
                                  ---------

                    Contracts, Loans, Checks and Deposits

      Section 1.  Contracts:  The Board of Directors may authorize any officer
      ---------------------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2.  Loans:  No loans shall be contracted on behalf of the
      -----------------
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3.  Checks, Notes, etc.: All checks or other orders for the
      -------------------------------
payment of money, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by the chief executive officer or by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Funds not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VI
                                  ----------

                  Certificates for Shares and Their Transfer

      Section 1.  Certificates for Shares:  Certificates representing shares
      -----------------------------------
of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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

      Section 2.  Transfers of Shares:  Transfers of shares of the corporation
      -------------------------------
shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                 ARTICLE VII
                                 -----------

                                 Fiscal Year

      The first fiscal year of the corporation shall be determined by the filing of the first Federal income tax return of the corporation.
Thereafter, each fiscal year shall end on the same date until changed by resolution of the Board of Directors.

                                 ARTICLE VIII
                                 ------------

                                  Dividends

      The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE IX
                                  ----------

                                     Seal

      The Board of Directors may elect to adopt a corporate seal, which (if one is adopted) shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Missouri".

                                  ARTICLE X
                                  ---------

                               Indemnification

      Section 1.  Mandatory Indemnification of Directors and Officers:  The
      ---------------------------------------------------------------
corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest possible extent permitted by law, against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by him in connection with such action, suit or proceeding.

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

      Section 2.  Indemnification of Other Employees or Agents:  The
      --------------------------------------------------------
corporation may in its discretion, in specific cases, extend the indemnification provided in Section 1 of this Article in full or in part to any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the corporation other than a director or officer of the corporation. However, to the extent that any employee or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

      Section 3.  Limitations on Indemnification:  No indemnity pursuant to
      ------------------------------------------
this Article shall be paid by the corporation:

            (1) To the extent the director or officer is indemnified pursuant to any policy of Directors and Officers Liability Insurance purchased and maintained by the corporation or otherwise;

            (2) In respect to remuneration paid to a person otherwise entitled to be indemnified hereunder if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

            (3) On account of any suit in which judgment is rendered against a person otherwise entitled to be indemnified hereunder for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

            (4) On account of conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or

            (5) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

      Section 4.  Defense of Claim:  (a) As a condition of any indemnification
      ----------------------------
payable under this Article (unless otherwise required by law), the corporation shall be entitled to participate in any such action, suit or proceeding at its own expense, and except as otherwise provided below, to the extent that it may wish to do so, the corporation jointly with any other indemnifying parties will be entitled to assume the defense thereof, with counsel satisfactory to the person entitled to indemnification (the "Indemnified Party"). After notice from the corporation to the Indemnified Party of its election so to assume the defense thereof, the corporation will not be liable to the Indemnified Party under this Article for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnified Party shall have the right to employ his counsel in such action, suit on proceeding, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized by the corporation, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the corporation and the Indemnified Party in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the corporation. The corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the corporation or as to which the director shall have made the conclusion provided for in (ii) above.

      (b) The corporation shall not be liable to indemnify any person under this Article for any amounts paid in settlement of any action or claim effected without its written consent, or for any amounts paid in excess of any proposed settlement with respect to which the Indemnified Party prevents settlement by unreasonably withholding his consent.

      Section 5. Repayment of Expenses: The payment by the corporation of any
      --------------------------------
expenses incurred in defending any action, suit or proceeding in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation for such expenses as provided in this Article.

      Section 6. Non-Exclusivity; Continuation:  The indemnification provided
      ----------------------------------------
by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or any duly adopted amendment thereof, or any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to these by-laws shall impair any right to indemnification which a person would otherwise have in the absence of such amendment and which arises out of events occurring prior to such amendment.

       Section 7.  Insurance:  The corporation may purchase and maintain
       ---------------------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

      Section 8.  Definitions:  (a) For the purpose of this Article,
      -----------------------
references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as this corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to this corporation as he would if he had served this corporation in the same capacity.

      (b) For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

                                  ARTICLE XI
                                  ----------

                               Waiver of Notice

      Whenever any notice whatever is required to be given under the provisions of these by-laws or the Articles of Incorporation or any law, a written waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      Attendance at any meeting shall constitute a waiver of notice of the meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                 ARTICLE XII
                                 -----------

                                  Amendments

      These by-laws may be altered, amended or repealed and new by-laws may be adopted by the affirmative vote of the holders of record representing not less than two-thirds of all of the then outstanding shares of capital stock of this corporation then entitled to vote generally in the election of directors, voting together as a single class, or by a resolution adopted by the vote of a majority of the entire Board of Directors.



                                           /s/ Carol B. Dolenz
                                         -----------------------
                                                Secretary

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